Exhibit 99.1

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Investor Relations Contact:	Company Contact:
Matt Selinger	Barry Cinnamon, Chief Executive Officer
Genesis Select	Westinghouse Solar
(303) 415-0200	(408) 402-9400
mselinger@genesisselect.com	bcinnamon@westinghousesolar.com

Westinghouse Solar Announces Letter of Intent for Merger with
CBD Energy, Diversified Renewable Energy Company

Campbell, CA, February 16, 2012 – Westinghouse Solar, Inc. (NASDAQ:WEST), a designer and manufacturer of solar power systems, today announced that it has signed a letter of intent to pursue a business combination with CBD Energy (ASX:CBD.AX), a diversified renewable energy company based in Sydney, Australia.  Key terms of the transaction have been approved by the boards of directors of both companies, subject to satisfactory completion of due diligence and definitive agreements.  The companies are targeting prompt execution of definitive documents in early March and a third quarter closing date, subject to shareholder approvals and other customary closing conditions.  The contemplated transaction structure would be effected solely through an exchange of shares.  In a separate press release, Westinghouse Solar today also announced its fourth quarter and full year 2011 financial results.

“Out of our discussions with CBD Energy since they made an investment in December 2011, we have concluded that a merger will produce synergies between the two companies and create a larger, diversified business with competitive advantages in the renewable energy sector,” said Barry Cinnamon, CEO of Westinghouse Solar. “We are very excited about the international growth opportunities that this transaction will create for the combined enterprise and the potential benefits for the shareholders of both CBD and Westinghouse Solar.”

“The United States is forecast to be one of the largest markets for solar energy generation in the next few years.  Consequently, CBD has been looking for a point of entry into the US market for some time and believes that the acquisition of Westinghouse Solar is an ideal fit for that purpose,” said Gerry McGowan, CEO of CBD Energy. “Moreover, the Westinghouse Solar technology and product suite appear to have immediate applicability to CBD’s Australian residential market that we hope will yield improvements in market share and profitability. The combination of synergies is expected to result in the prospective transaction being accretive to CBD earnings from consummation, and throughout our 2013 fiscal year.”

Under the terms conditionally approved by the Westinghouse Solar and CBD Boards of Directors and outlined in a letter of intent (“LOI”), Westinghouse Solar shareholders would receive shares of common stock in CBD Energy in exchange for their shares of Westinghouse Solar. The terms of the LOI would result in the current holders of equity securities of CBD owning 85% of the combined company common stock, and the equity holders of Westinghouse Solar (on a fully diluted basis, including convertible securities, options and warrants) owning 15% of the combined company common stock, prior to the effect of any future capital financing transactions by either company.  CBD intends to apply for listing on the Nasdaq Stock Exchange prior to consummation of the transaction. Although the key terms of the LOI are non-binding and subject to change, the LOI includes binding provisions granting CBD exclusivity to negotiate a definitive agreement and breakup fees applicable under certain circumstances.

Chardan Capital Markets, LLC is the exclusive financial advisor to CBD in connection with the propsosed transaction.

About Westinghouse Solar: (NASDAQ:WEST)

Westinghouse Solar is a designer and manufacturer of solar power systems. In 2007, Westinghouse Solar pioneered the concept of integrating the racking, wiring and grounding directly into the solar panel. This revolutionary solar panel, originally branded "Andalay", quickly won industry acclaim. In 2009, the company again broke new ground with the first integrated AC solar panel, reducing the number of components for a rooftop solar installation by approximately 80 percent and lowering labor costs by approximately 50 percent. This first AC panel, which won the 2009 Popular Mechanics Breakthrough Award, has become the industry's most widely installed AC solar panel. Award-winning Westinghouse Solar Power Systems provide the best combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

The Westinghouse Solar logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=7801

About CBD Energy (ASX:CBD.AX)

CBD Energy is Australia's emerging leader in renewable energy, enabling the efficient use of renewable energy for utilities, businesses and households through operations in wind, solar, energy storage and engineering. For its fiscal year ended 30 June 2011, CBD recorded revenue of A$164.5 million and profit after tax of A$4.8 million. CBD is one of the largest non-utility suppliers and installers of solar energy generation equipment for both large- and domestic-scale operation in Australia.  Utilizing its globally-competitive supply chain, CBD is also currently developing and profitably installing solar projects in Europe and Southeast Asia, both directly and through joint ventures. For more information on CBD Energy, visit http://www.cbdenergy.com.au/.

Forward-Looking And Cautionary Statements – Safe Harbor

This press release contains forward-looking statements, including with respect to the negotiation, implementation and effects of a proposed business combination between Westinghouse Solar, Inc. (“Westinghouse Solar”) and CBD Energy Limited (“CBD”), that may result from the non-binding term sheet.  Those statements and statements made in this release that are not historical in nature, including those related to future synergies, competitive advantages and profitability, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and our actual results may differ materially from those expressed or implied by such forward-looking statements. For Westinghouse Solar, these statements are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to reach definitive documents with respect to, or consummate, the proposed business combination with CBD and other transactions referred to in this press release and those described in the documents we file with the U.S. Securities and Exchange Commission, and risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development of new products by us or our competitors. All forward-looking statements included in this release are made as of the date of this press release, and Westinghouse Solar assumes no obligation to update any such forward-looking statements.

STATEMENT REGARDING ADDITIONAL INFORMATION THAT MAY BECOME AVAILABLE

If a transaction is to be proposed to the stockholders of Westinghouse Solar and CBD, Westinghouse Solar and CBD would file with the Securities and Exchange Commission and distribute a Registration Statement on Form F-4 covering securities to be issued in the transaction. Westinghouse Solar shareholders would receive a prospectus and proxy/consent solicitation statement in connection with such transaction.  The final terms of the prospective merger of Westinghouse Solar and CBD remain subject to change and would only be reflected in a binding definitive agreeement that remains to be negotiated between the companies.  A copy of the definitive merger agreement would be filed along with the prospectus.  Westinghouse Solar stockholders would be urged to read these and any other related documents the corporation may issue. If and when these documents are filed, they can be obtained for free at the SEC’s website, www.sec.gov. Additional information on how to obtain these documents from Westinghouse Solar would be made available to stockholders if and when a transaction is to occur. CBD would provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Australian regulations following execution of a binding agreement. Such documents are not currently available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  Westinghouse Solar, its directors and executive officers, may be deemed to be participants in the solicitation of proxies or consents from Westinghouse Solar’s stockholders in connection with any transaction that might be proposed to such stockholders. Information about the directors and executive officers of Westinghouse Solar and their ownership of CBD and Westinghouse Solar stock will be included in the prospectuses and proxy/consent solicitation statements if and when they become available.